UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2018

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

Analyst and Investor Meetings

On November 8, 2018, PPL Corporation (the "Company") announced that members of the Company's senior management will be meeting with analysts and investors at the 2018 EEI Financial Conference in San Francisco, November 11-13, 2018, and that Chief Executive Officer William H. Spence will be making a presentation at the conference. Management will discuss the Company's corporate strategy and general business outlook. In addition, the Company is expected to reaffirm its previously announced 2018 earnings forecast of $2.43 to $2.53 per share, reflecting special items recorded through the third quarter of 2018, and ongoing earnings forecast of $2.30 to $2.40 per share, with a midpoint of $2.35 per share. The Company also expects to reaffirm its compound annual earnings per share growth rate of 5% to 6% through 2020, measured against its original 2018 ongoing earnings forecast midpoint of $2.30 per share. A copy of the slides to be used during these meetings will be available beginning on November 12, 2018 on PPL's Internet Web site: www.pplweb.investorroom.com/events

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated November 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  November 9, 2018